AUTOCO.COM, INC.



                             1999 STOCK OPTION PLAN



                   DIRECTOR, OFFICER, EMPLOYEE AND CONSULTANT



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                                AUTOCO.COM, INC.
                    1999 DIRECTORS, OFFICERS AND KEY EMPLOYEE
                                STOCK OPTION PLAN


                                    ARTICLE 1

1.1      Definitions
         -----------

         As used herein, terms have the meaning hereinafter set forth unless the contest clearly indicate the contrary:

         (a)      "Board" shall mean the Board of Directors of the Company;

         (b) "Days" shall mean for calculation purposes the days of the week in which the NASDAQ system conducts and is open for regular trading activity;

         (c)      "Company" shall mean Autoco.com, Inc., a Minnesota
                  Corporation;

         (d) "Consultant" shall mean any person deemed by the Board to be eligible for a Grant under the terms hereof;

         (e)      "Director" shall mean a member of the Board;

         (f) "Grant" means the issuance of an Option hereunder to an Optionee entitling such Optionee to acquire Stock on the terms and conditions set forth in a Stock Option Agreement to be entered into with the Optionee;

         (g) "Key Employee" shall mean any employee of the Company designated as a Key Employee by the Board;

         (h)      "Officer" shall mean an Executive Officer of the Company;

         (i) "Option" shall mean the right to an Optionee to acquire Stock of the Company pursuant to the Plan;

         (j) "Optionee" shall mean an Officer, Director, Key Employee or a Consultant of the Company or any other person to whom a Grant hereunder has been made;


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         (k)      "Plan" shall mean the Autoco.com, Inc. Director, Officer, Key
                  Employee and Consultant Stock Option Plan, the terms of which are herein set forth;

         (l) "Stock" shall mean the common stock of the Company or, in the event the outstanding shares of stock are hereinafter changed into or exchanged for shares of different stock or securities of the Company or some other corporation, such other stock or securities;

         (m) "Stock Option Agreement" shall mean the agreement between the Company and an Optionee under which an Optionee may acquire Stock pursuant to the Plan.

                                    ARTICLE 2

2.1      Name
         ----

         The plan shall be known as the "Autoco.com, Inc. 1999 Directors, Officers, Key Employee and Consultant Stock Option Plan".

2.2      Purpose
         -------

         The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to the Directors, Officers, Key Employees and Consultants of the Company the opportunity to acquire a propriety interest in the Company by the grant of Options to such persons under the terms herein set forth. By doing so, the Company seeks to motivate, retain and attract highly competent, highly motivated individuals to lead the Company through this critical time in its evolution and ensure the success of the Company. The Options to be granted hereunder are non-statutory Options.

2.3      Effective Date
         --------------
         The Plan shall become effective May 1, 1999.

2.4      Termination Date
         ----------------

         The Plan shall terminate ten (10) years from the date the Plan is adopted by the Board and at such time any Options granted hereunder shall be void and of no further force or effect.


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                                    ARTICLE 3

3.1      Participants
         ------------

         Only Executive Officers, Directors, Key Employees and Consultants of the Company shall be eligible to be granted an Option under the Plan. The Board may grant Options in accordance with such determinations as the Board may from time to time in its sole discretion make.


                                    ARTICLE 4

4.1      Administration
         --------------

         The Plan shall be administered by the Board. Subject to the express provisions of the Plan, the Board shall have the sole discretion and authority to determine from among eligible persons those to whom and the time or times at which Options may be granted and the number of shares of Stock to be subject to each Option. Subject to the express provisions of the Plan, the Board shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations related to it and to determine the details and provisions of each Stock Option Agreement and to make all other determinations necessary or advisable in the administration of the Plan. 4.2 Records of Proceeding

         The Board shall maintain written minutes of its actions which shall be maintained among the records of the Company.

4.3      Majority
         --------

         A majority of the members of the Board shall constitute a quorum and any action taken by a majority present at such meeting, when properly noticed, at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all members of the Board shall constitute the action of the Board.

4.4      Company Assistance
         ------------------

         The Company shall supply full and timely information to the Board in all matters relating to eligible Optionees, their status, death, retirement, disability and such other pertinent facts as the


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Board may require. The Company shall furnish the Board with such clerical and other assistance as is necessary in the performance of its duties.

                                    ARTICLE 5

5.1      Limitation of Shares of Stock Subject to the Plan
         -------------------------------------------------

         The number of shares of Stock which may be issued and sold hereunder shall be determined by the Board from time to time.

5.2      Options Granted Under the Plan
         ------------------------------

         Shares of Stock with respect to which an Option is granted hereunder, but which lapses prior to exercise, shall be considered available for grant hereunder. Therefore, if Options granted hereunder shall terminate for any reason without being wholly exercised, new Options may be granted hereunder covering the number of shares to which such terminated Options related.

                                    ARTICLE 6

6.1      Options
         -------

         Each Option granted hereunder shall be evidenced by minutes of a meeting of or the written consent of the Board and by a written Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee, which agreement shall set forth such terms and conditions as may be determined by the Board consistent with the Plan. 6.2 Limitations

         (a) The maximum number of shares for which an Option or Options may be granted under the Plan to any one Optionee shall be determined by the Board.
         (b) The Options granted hereunder are non-statutory Options which do not satisfy the requisites of Section 422 of the Internal Revenue Code, as amended.

6.3      Option Price
         ------------

         The per share Option price for the stock subject to each Option shall be determined by the Board from time to time.



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6.4      Option Period
         -------------

         Each Option granted hereunder must be granted within ten (10) years from the effective date of the Plan.

6.5      Option Exercise
         ---------------

         (a) Options granted hereunder may not be exercised until and unless the Optionee shall meet the conditions precedent established by the Board .
         (b) Options may be exercised in whole or in part. Optionees may exercise their Option at any time by giving written notice to the Company with respect to the specified Option, delivered to the Company at its principal office together with payment in full to the Company of the amount of the Option price for the number of shares with respect to which the Options are then being exercised.

6.6      Non-Transferability of Option
         -----------------------------

         No Option nor any right relative thereto shall be transferred by an Optionee otherwise than by Will or by the laws of descent and distribution. During the lifetime of an Optionee, the Option shall be exercisable only by him or her.

6.7      Effect of Death or Other Termination of Employment or Directorship
         ------------------------------------------------------------------
         (a) If the Officer, Director, Key Employee or Consultant's relationship with the Company shall be terminated, with or without cause, or by the act of the Optionee, the Optionee's right to exercise such Options shall terminate one hundred and twenty (120) Days after the date on which such person's association is terminated. Provided however, that if the Optionee shall die or become permanently and totally disabled while employed by or servicing as a non-employee of the Company, as solely determined by the Board in accordance with its policies, then either his or her personal representatives or a transferee under the Optionee's Will or pursuant to the laws of descent and distribution, or the disabled Optionee may exercise the Option in full one hundred eighty (180) Days from the date of such death or disability. In the case of an Optionee' retirement in accordance with the Company's established


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                  retirement policy, such Option shall remain exercisable by the
                  Optionee for one hundred and eighty (180) Days from the date of such retirement.
         (b) No transfer of an Option by the Optionee by Will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with a written notice thereof and an authenticated copy of the Will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option.

6.8      Rights as a Shareholder
         -----------------------

         An Optionee or a transferee of an Option shall have no rights as a shareholder of the Company with respect to any shares subject to any unexercised Options.

6.9      Required Filings
         ----------------

         An Optionee to whom an Option is granted under the terms of the Plan is required to file appropriate reports with all regulatory bodies to which such filings are mandatory. As a condition of the receipt of an Option hereunder, Optionees shall agree to make necessary filings with the Internal Revenue Service. The Company shall assist and cooperate with Optionees by providing the necessary information required for compliance of this condition.

                                    ARTICLE 7

7.1      Issuance
         --------

         The Company shall issue and deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder.

7.2      Transfer Restrictions
         ---------------------

         The Board shall instruct the Secretary of the Company to impose restrictions of the subsequent transferability of Stock issued pursuant to Options to be granted hereunder. The Stock of the Company to be issued pursuant to the exercise of an Option shall have such restrictions prominently displayed as a legend on such certificate.



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                                    ARTICLE 8

8.1      Termination, Amendment or Modification of the Plan
         --------------------------------------------------

         The Board may at any time terminate the Plan, and may at any time and from time to time and in any respect amend or modify the Plan. Provided, however, if the Plan has been submitted to and approved by the shareholders of the Company, no such action by the Board may be taken without approval of the majority of the shareholders of the Company which:

         (a) increases the total number of shares of Stock subject to the Plan;
         (b)      changes the manner of determining the Option price; or
         (c)      withdraws the administration of the Plan from the Board.

                                    ARTICLE 9

9.1      Employment
         ----------

         Nothing in the Plan or any Option granted hereunder or in any Stock Option Agreement shall confer upon a non-employee Director or Consultant receiving such Option or Stock Option Agreement the status as an employee of the Company. Further, nothing in the Plan or any Option granted hereunder shall in any manner create in any Optionee the right to continue their relationship with the Company or create any vested interest in such relationship, including employment.

9.2      Other Compensation Plans
         ------------------------

         The adoption of the Plan shall not affect any other stock option, incentive or other compensation plan in effect for the Company or any of its subsidiaries, nor shall the Plan preclude the Company or any subsidiary thereof from establishing any other forms of incentive or other compensation for Key Employees or non-employee Directors or Consultants of the Company, or any subsidiary thereof.

9.3      Plan Effect
         -----------

         The Plan shall be binding upon the successors and assigns of the Company.




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9.4      Tense
         -----
         When used herein nouns in the singular shall include the plural.

9.5      Headings of Sections are not Part of the Plan
         ---------------------------------------------

         Headings of articles and sections hereof are inserted for convenience and reference and constitute no part of the Plan.


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                                AUTOCO.COM, INC.
                                ----------------


             1999 DIRECTORS, OFFICERS KEY EMPLOYEES AND CONSULTANTS
                                STOCK OPTION PLAN